                                                                 EXHIBIT 12
                                                                 ----------




                                                THE BEAR STEARNS COMPANIES INC.
                                STATEMENT RE COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                               (In thousands, except for ratio)


                                           Fiscal Year    Fiscal Year     Fiscal Year    Fiscal Year     Fiscal Year
                                              Ended          Ended           Ended          Ended           Ended
                                         June 30, 1994   June 30, 1993   June 30, 1992  June 30, 1991   June 30, 1990
                                         -------------   -------------   -------------  -------------   -------------
        Earnings before taxes on
         income                            $  642,799       $  614,398      $  507,625     $  229,501     $  192,532
                                            ---------       ----------       ---------      ---------      ---------
        Add:  Fixed Charges
                Interest                    1,020,055          710,086         834,859      1,141,029      1,217,212
                Interest factor in
                rents                          21,772           20,084          20,874         18,715         18,999
                                            ---------       ----------       ---------      ---------      ---------
                Total fixed charges         1,041,827          730,170         855,733      1,159,744      1,236,211
                                            ---------       ----------       ---------      ---------      ---------
        Earnings before fixed charges,
          and provision for income taxes   $1,684,626       $1,344,568      $1,363,358     $1,389,245     $1,428,743
                                            =========       ==========       =========      =========      =========
        Ratio of earnings to fixed charges        1.6              1.8             1.6            1.2            1.2
                                            =========       ==========       =========      =========      =========

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